                                                                 EXHIBIT 10.37



                             MYRIAD GENETICS, INC.

                             STANDSTILL AGREEMENT


     THIS AGREEMENT, dated as of April 22, 1997, is between SCHERING CORPORATION, a New Jersey corporation having a place of business at 2000 Galloping Hill Road, Kenilworth, New Jersey (the "Purchaser"), and Myriad Genetics, Inc. (the "Company"), a Delaware corporation having a place of business at 320 Wakara Way, Salt Lake City, Utah.


                                  WITNESSETH:

     WHEREAS on the date hereof, the Purchaser is acquiring 129,665 shares (the "Shares") of common stock, $.01 par value per share ("Common Stock"), of the Company pursuant to the terms of a Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement"); and

     WHEREAS the execution and delivery of this Agreement by the Purchaser is a condition precedent to the Company's obligations under the Stock Purchase Agreement and a Research Collaboration and License Agreement (the "Collaboration Agreement") among the parties and Schering-Plough Ltd. dated as of the date hereof (the parties hereby acknowledging that, solely for purposes of Section
3.09 hereof, the term "Collaboration Agreement" shall mean the "Research Term" as defined in Section 2.8 of the Collaboration Agreement) ;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:
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                                   ARTICLE I

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Purchaser hereby represents and warrants to the Company as follows:

          (a) The Purchaser has full legal right, power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of such Purchaser. This Agreement is a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and contracting parties' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (b) Neither the execution and delivery of this Agreement by the Purchaser nor the consummation by it of the transactions contemplated hereby conflicts with or constitutes a violation of or default under the charter, by-laws or other constituent document of the Purchaser, any statute, law, regulation, order or decree applicable to the Purchaser, or any contract, commitment, agreement, arrangement or restriction of any kind to which the Purchaser is a party or by which it is bound.


                                  ARTICLE II

                         LIMITATIONS AND RESTRICTIONS
                         ----------------------------

     Section 2.01  Definitions.  As used in this Agreement:
                   -----------

          (a) "Affiliate" shall mean any entity controlling, controlled by or under common control with a Purchaser, and "control" shall mean ownership of more than 50% of stock entitled to vote for directors or more than 50% of the equity of any non-corporate entity, or such other relationship which constitutes actual control to the extent necessary to prevent any action prohibited hereunder;

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          (b) "group" shall have the meaning with which such term is used in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

          (c)  "person" shall have the meaning with which such term is used in
Section 13(d)(3) under the Exchange Act and under Section 2(2) of the Securities Act of 1933, as amended (the "Securities Act").

     Section 2.02  Restrictions on Certain Actions by the Purchaser.  Except (i)
                   ------------------------------------------------
with the written consent of the Company (which shall not be unreasonably withheld) or (ii) by way of stock dividends or other distributions or offerings made available to the Company's shareholders generally, the Purchaser agrees that during the term of this Agreement, it will not, nor will any of its
Affiliates:

          (a) acquire, announce an intention to acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, by purchase, by gift, by joining a partnership, limited partnership, syndicate or other group or otherwise, any shares of Common Stock or other voting securities of the Company, or any other Company securities convertible into, exchangeable for or exercisable for Common Stock or other voting securities of the Company (all such securities, collectively, "Voting Securities"); provided, however, that this
Section 2.02(a) shall not prohibit the Purchaser or its Affiliates from proposing collaborative research agreements or license agreements with the Company; and provided, further, that this Section 2.02(a) shall not apply unless and until the Purchaser (together with its Affiliates) has acquired beneficial ownership (as such term is used under Section 13(d) of the Exchange Act) of five percent (5%) of the Common Stock of the Company;

          (b) participate in the formation of any person or group, or join with any person or group, which owns or seeks to acquire beneficial ownership of Voting Securities, for the purpose of acquiring Voting Securities;

          (c) solicit, or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, these terms to have such meaning throughout this Agreement) with respect to the Company;

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          (d)  initiate, propose or otherwise solicit stockholders for the approval of, one or more stockholder proposals with respect to the Company, or induce any other person to initiate any stockholder proposal;

          (e) seek to place any representative on the Board of Directors of the Company, or seek to have called any meeting of the stockholders of the Company;

          (f) deposit any Voting Securities in a voting trust or subject them to a voting agreement or other agreement or arrangement with respect to the voting of such Voting Securities;

          (g) otherwise act, alone or in concert with others, to seek to control the management, Board of Directors, policies or affairs of the Company or solicit, propose, seek to effect or negotiate with any other person (including, without limitation, the Company) with respect to any form of business combination or other extraordinary transaction with the Company or any of its subsidiaries or any restructuring, recapitalization, similar transaction or other transaction not in the ordinary course of business with respect to the Company or any of its subsidiaries, or solicit, make or propose or negotiate with any other person with respect to, or announce an intent to make, any tender offer or exchange offer for any securities of the Company or any of its subsidiaries, or publicly disclose an intent, purpose, plan or proposal with respect to the Company, any of its subsidiaries or any securities or assets of the Company or any of its subsidiaries, that would violate the provisions of this Section 2.02, or assist, participate in, facilitate or solicit any effort or attempt by any person to do so or seek to do any of the foregoing.

     Section 2.03  Employee Benefit Plans.  For the avoidance of doubt, it is
                   ----------------------
hereby agreed that the restrictions contained in Section 2.02 shall not apply to any pension plan or other employee benefit plan of the Purchaser or its Affiliates which is administered by an independent trustee or trustees.

     Section 2.04  Freedom to Vote.  Nothing contained herein shall prevent the
                   ---------------
Purchaser or any of its Affiliates from voting any equity securities owned by them in their sole discretion, and to that extent, seeking to influence the policies or affairs of the Company.

                                      -4-
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                                  ARTICLE III

                                 MISCELLANEOUS
                                 -------------

     Section 3.01  Interpretation.  For all purposes of this Agreement, the term
                   --------------
Common Stock shall include any securities of the Company entitled to vote generally for the election of directors of the Company which securities the holders of the Common Stock shall have received or as a matter of right be entitled to receive as a result of (i) any capital reorganization or reclassification of the capital stock of the Company or, (ii) any consolidation, merger or share exchange of the Company with another corporation in which the Company survives after such transaction; provided, however, that nothing in this Agreement shall preclude the Purchaser or its Affiliates from acquiring or being entitled to acquire Common Stock in exchange for their shares of stock in the Company in any such transaction.

     Section 3.02  Enforcement.  (a) The Purchaser acknowledges and agrees that
                   -----------
irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages would be an inadequate remedy therefor. Accordingly, the Company will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the Company may be entitled at law or in equity.

          (b) No failure or delay on the part of the Company in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     Section 3.03  Entire Agreement.  This Agreement, together with the
                   ----------------
applicable provisions of the Stock Purchaser Agreement and the Collaboration Agreement, constitute the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement may be amended only by an agreement in writing executed by all the parties.

     Section 3.04  Severability.  If any provision of this Agreement is held by
                   ------------
a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is

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declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

     Section 3.05  Headings.  Descriptive headings are for convenience only and
                   --------
will not control or affect the meaning or construction of any provision of this Agreement.

     Section 3.06  Counterparts.  This Agreement may be executed in one or more
                   ------------
counterparts, and each such executed counterpart will be an original instrument.

     Section 3.07  Notices.  All notices, consents, requests, instructions,
                   -------
approvals and other communications provided for in this Agreement will be validly given or made, if in writing and delivered personally, by telecopy or sent by registered mail postage paid:


if to the Company:            Myriad Genetics, Inc.
                              390 Wakara Way
                              Salt Lake City, Utah  84108
                              Attention:  President

with a copy to:               Jonathan L. Kravetz, Esq.
                              Mintz, Levin, Cohn, Ferris,
                              Glovsky and Popeo, P.C.
                              One Financial Center
                              Boston, MA  02111
                              Fax: (617) 542-2241


if to the Purchaser:          Schering-Plough Corporation
                              2000 Galloping Hill Road
                              Kenilworth, New Jersey  07033
                              Attention:  Vice President, Business Development


with copies to:               Schering Corporation
                              1 Giralda Farms
                              Madison, New Jersey 07940
                              Fax: (908) 822-1960
                              Attention: Joseph C. Connors
                                         Executive Vice President
                                         and General Counsel

                                      -6-
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or to such other address or telecopy number as any party may, from time to time, designate in a written notice given in a like manner. Notice by telecopy shall be deemed delivered on the day telephone confirmation of receipt is given.

     Section 3.08    Successors and Assigns.  This Agreement shall bind the
                     ----------------------
successors and assigns of the parties, and inure to the benefit of any successor or assign of any of the parties; provided, however, that no party may assign this Agreement without the other party's prior written consent, and provided, further, that this Agreement shall not be binding upon any purchaser of the Shares from the Purchaser or an Affiliate of the Purchaser in a transaction effected on a public trading market or pursuant to a public offering.

     Section 3.09  Term.  The term on of this Agreement shall commence on the
                   ----
date first referred to above and terminate upon the termination of the Collaboration Agreement but in any event not earlier than the fifth (5/th/) anniversary of the date hereof.

     Section 3.10  Governing Law.  This Agreement will be governed by and
                   -------------
construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.

                              MYRIAD GENETICS, INC.


                              By: /s/Peter D. Meldrum
                                  --------------------
                                  Peter D. Meldrum
                                  President and CEO


                              SCHERING CORPORATION


                              By: /s/David Poorvin
                                  --------------------
                              Name:  David Poorvin
                              Title: VICE PRESIDENT

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